UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 7, 2011

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel (State or other jurisdiction of incorporation)	001-33299 (Commission File Number)	98-0233400 (I.R.S. Employer Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Pursuant to an Agreement of Merger, dated as of November 29, 2010 (the “Merger Agreement”), by and among Mellanox Technologies, Ltd., a public company formed under the laws of Israel (“Mellanox”), Mondial Acquisition Corporation Ltd., a private company formed under the laws of Israel and a wholly owned subsidiary of Mellanox (“Merger Sub”), and Voltaire Ltd., a public company formed under the laws of Israel (“Voltaire”), Merger Sub merged with and into Voltaire and Voltaire became a wholly owned subsidiary of Mellanox (the “Merger”). The Merger was consummated on February 7, 2011 (the “Effective Time”).
     At the Effective Time, pursuant to the Merger Agreement, Mellanox assumed each option to purchase ordinary shares of Voltaire and each restricted share unit of Voltaire granted under Voltaire’s 2007 Incentive Compensation Plan, 2003 Section 102 Stock Option/Stock Purchase Plan, 2001 Section 102 Stock Option/Stock Purchase Plan, and 2001 Stock Option Plan, in each case, as amended, that were outstanding immediately prior to the Effective Time (other than options or restricted share units held by a director or other person who was not an employee of, or consultant to, Voltaire or its subsidiaries as of the Effective Time).
     Effective as of the Effective Time, Mellanox adopted the Mellanox Technologies, Ltd. Global Share Incentive Assumption Plan (2010) (the “Assumption Plan”). The Assumption Plan permits the grant of nonstatutory stock options, restricted share units and other equity awards, but, in accordance with NASDAQ listing requirements, Mellanox may grant new equity awards under the Assumption Plan only to employees or other service providers who were employed by Voltaire or one of its subsidiaries prior to the Effective Time and to individuals who become employees or service providers of Mellanox or its affiliates for the first time after the Effective Time.
     Under the Assumption Plan, an aggregate of 1,266,991 ordinary shares of Mellanox are reserved for issuance. In the event any outstanding equity awards under Voltaire’s 2007 Incentive Compensation Plan, as amended, assumed by the Registrant pursuant to the Merger Agreement terminate, expire or otherwise lapse for any reason following the effective date of the Assumption Plan, such number of ordinary shares (as adjusted by the exchange ratio set forth in the Merger Agreement) subject to such equity awards that terminate, expire or otherwise lapse will become available for issuance pursuant to the Assumption Plan. On the first day of each year beginning January 1, 2012, the number of shares available for issuance under the Assumption Plan will increase by an amount equal to 281,625 ordinary shares or any lesser amount determined by Mellanox’s board of directors prior to the date of the increase.
     In the event of, among other things, a sale of substantially all of the voting stock of Mellanox, a merger involving Mellanox, the sale of substantially all of the assets of Mellanox, or a liquidation or dissolution of Mellanox, equity awards may be assumed or substituted by a successor entity. In the event that a successor entity does not provide for the assumption or substitution of such equity awards, the equity awards will become fully vested and all forfeiture restrictions with respect to such equity awards shall lapse.
     The board of directors of Mellanox may terminate or amend the Assumption Plan at any time subject to applicable law. The summary of the Assumption Plan contained herein is qualified in its entirety by reference to the full text of the Assumption Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition of Disposition of Assets.
     On February 7, 2011, Mellanox completed its previously announced acquisition of Voltaire. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Voltaire, with Voltaire surviving as a wholly owned subsidiary of Mellanox. As consideration for the Merger and pursuant to the terms of the Merger Agreement, all outstanding ordinary shares of Voltaire were exchanged for the right to receive a cash amount equal to US$8.75, without interest. The total cash purchase price is approximately $208 million (approximately $175 million net of cash). Mellanox also assumed Voltaire’s outstanding equity awards, which were converted into equity awards to acquire an aggregate of 649,614 ordinary shares of Mellanox.
     Following the consummation of the Merger, the ordinary shares of Voltaire ceased to be traded on The NASDAQ Global Select Market and Mellanox will file an application to terminate the registration of the ordinary shares of Voltaire under the Securities and Exchange Act of 1934, as amended.

     The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Mellanox’s Current Report on Form 8-K dated November 29, 2010 and is incorporated herein by reference.
Item 7.01. Other Events.
     On February 7, 2011, Mellanox issued a press release announcing the successful completion of the Merger, a copy of which is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report and in the press release is being furnished, and shall not be deemed “filed”, pursuant to Item 7.01 of Form 8-K and, accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger, dated as of November 29, 2010, among Mellanox Technologies, Ltd., Mondial Acquisition Corporation Ltd. and Voltaire Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Mellanox Technologies, Ltd. with the SEC on November 29, 2010).

10.1	Mellanox Technologies, Ltd. Global Share Incentive Assumption Plan (2010).

99.1	Press release issued by Mellanox Technologies, Ltd., dated as of February 7, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011	MELLANOX TECHNOLOGIES, LTD.

	By: Name:	/s/ Michael Gray Michael Gray
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement of Merger, dated as of November 29, 2010, among Mellanox Technologies, Ltd., Mondial Acquisition Corporation Ltd. and Voltaire Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Mellanox Technologies, Ltd. with the SEC on November 29, 2010).

10.1	Mellanox Technologies, Ltd. Global Share Incentive Assumption Plan (2010).

99.1	Press release issued by Mellanox Technologies, Ltd., dated as of February 7, 2011.